Exhibit 99.1

Accentia Biopharmaceuticals Makes Milestone Payment Based on Fast Tracked Pivotal

Phase 3 Study with SinuNase for the Treatment of Chronic Sinusitis

European Patent Office Communicates Grant of Key Patent for European Union

Company Extends Control of the Exclusive Worldwide Rights to All Prescription Antifungals

TAMPA, Fla.—(BUSINESS WIRE)—May 14, 2007—Accentia Biopharmaceuticals Inc. (NASDAQ: ABPI; “Accentia”) has made a milestone payment to the Mayo Foundation for Medical Education and Research (“Mayo”) for the Fast Tracked Pivotal Phase 3 study of SinuNase™, a unique formulation of low-dose intranasal amphotericin B, which the Company is developing for the treatment of chronic sinusitis (CS). Accentia has a worldwide exclusive license to the use of intranasal amphotericin B to treat CS through the life of the patents. Accentia has also extended its exclusive option agreement with Mayo for any and all other prescription antifungals for CS until December 6, 2008. Accentia intends to provide an update on the SinuNase clinical trial on June 27, 2007.

The European Patent Office (EPO) has notified Mayo and Accentia that the key patent for the European Union covering the treatment of CS with intranasal antifungals is being granted. The patent claims cover the use of amphotericin B and other antifungals for the indication. This is the EPO counterpart to the U.S. patent previously issued to Mayo. The Company feels that the issuance of this key patent strengthens the commercial opportunity in the EU, which has an estimated 30 million patients with CS.

As previously announced, the Company has received Fast Track status from the Food and Drug Administration (FDA) for SinuNase, and it is conducting a randomized, double-blind, placebo-controlled Phase 3 clinical trial with severe CS patients at more than 50 sites across the U.S. To the knowledge of the Company, this is the first and only Phase 3 clinical trial for CS and the only intranasal antifungal that has been submitted to the FDA as an Investigative New Drug (IND). The initial study population is with patients that have severe CS who have undergone sinus surgery, but who are struggling with recurrent CS. The Company expects the results to demonstrate not only the safety and efficacy of using intranasal amphotericin B, but to substantiate the fungal-induced etiology of CS that was proposed initially by investigators at Mayo. Until the research at Mayo, the etiology and treatment of CS had confounded clinician investigators.

Despite the fact that there are an estimated 31 million affected U.S. patients, and that CS is by far the most common chronic respiratory disease with a commercial market approximately twice the size of asthma, there is currently no approved prescription pharmaceutical available. If approved, SinuNase will be the first therapy available to treat sufferers of CS.

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CRSFungal Profile™: The First Laboratory Diagnostic Available for Chronic Sinusitis

Accentia has also announced the commercialization of CRSFungal Profile, the first laboratory diagnostic available for the confirmation of CS. Using CRSFungal Profile, it was found that in nasal mucus samples from over 2,000 non-selected patients, 70% tested positive for CS due to fungal-induced inflammation. Investigators at Mayo discovered that a ubiquitous, normally innocuous mold, Alternaria, colonizes in the mucus of the nose and sinus of virtually everybody. However, it was found that in patients with CS, this non-invasive mold elicits an eosinophilic inflammatory response characterized by the release of eosinophil major basic protein (eMBP) in the mucus, which then damages the mucosal epithelial lining of the nose and sinuses, leading to the inflammatory mucosal changes characteristic of CS. The CRSFungal Profile diagnostic uses a small sample of mucus from the patient’s nose and tests for eMBP, which is uniquely detectable in the mucus of patients with CS.

The Company believes that upon approval of SinuNase the CRSFungal Profile would assist doctors in identifying appropriate candidates for treatment.

To obtain the CRSFungal Profile sample collection kit or receive additional information, Accentia and IMMCO have the following toll free numbers available: Accentia 888-423-1046 or IMMCO 800-537-8378.

Patients who believe they may be eligible to participate in a clinical trial with SinuNase are encouraged to visit www.accentia.net/patients/trials_sinunase.php, or call 212-686-4100.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. and its subsidiaries (collectively referred to as the “Company” or “Accentia”) is a vertically integrated biopharmaceutical company focused on the development and commercialization of drug candidates that are in late-stage clinical development and typically are based on active pharmaceutical ingredients that have been previously approved by the FDA for other indications. Usually these drug candidates can access the accelerated 505(b)(2) regulatory approval pathway, which is generally less time-consuming and less expensive than the typical 505(b)(1) pathway that must be used for new chemical entities. The Company’s lead product candidate is SinuNase™ , a novel application and formulation of a known therapeutic to treat chronic rhinosinusitis. SinuNase has been granted Fast Track status by the FDA and it is currently in a pivotal Phase 3 clinical trial. During this fiscal year, the Company also plans to file an Investigative New Drug (IND) for a pivotal Phase 3 clinical trial of Revimmune, to treat numerous autoimmune diseases with an initial indication targeting refractory relapsing-remitting Multiple Sclerosis. Revimmune is based on pulsed, ultra-high dosing of a well-known chemotherapeutic agent under a risk management program. Additionally, through an investment strategy, the Company has acquired the majority ownership interest in Biovest International, Inc. (“Biovest”), (BVTI.OB) and a royalty interest in Biovest’s lead drug candidate, BiovaxID™ and any other biologic products developed by Biovest. Biovest is currently conducting a pivotal Phase 3 clinical trial for BiovaxID which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA. In addition to these product candidates, the Company has a specialty pharmaceutical business which markets products focused on respiratory disease and an analytical consulting business that serves customers in the biopharmaceutical industry.

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Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune(TM) SinuNase(TM), BiovaxID(TM), AutovaxID(TM), CRSFungal Profile(TM) and any other statements relating to products, product candidates, product development programs the FDA or clinical study process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

CONTACT:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Susan Bonitz, PhD

813-864-2554 - Extension: 277

sbonitz@accentia.net

or

The Investor Relations Group, New York

Investors:

Adam S. Holdsworth

212-825-3210

aholdsworth@investorrelationsgroup.com

or

Media:

Janet Vasquez or Lynn Granito

212-825-3210

jvasqyez@investorrelationsgroup.com

lgranito@investorrelationsgroup.com

SOURCE: Accentia Biopharmaceuticals, Inc.

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